Exhibit 99.1

                            TEXT OF PRESS RELEASE
                            ---------------------

                   THE INTERGROUP CORPORATION ANNOUNCES
                 RECEIPT OF NASDAQ STAFF DEFICIENCY LETTER

Los Angeles, California, October 21, 2009 - The InterGroup Corporation (NASDAQ: INTG) today announced that, on October 15, 2009, the Company received a Staff Deficiency Letter from the Nasdaq Stock Market Listing Qualifications Department indicating that the Company does not meet the minimum stockholders' equity criteria for continued listing of its common stock on the Nasdaq Capital Market and no longer complies with Listing Rule 5550(b)(1).

The Company has until October 30, 2009 to submit a plan to regain and sustain compliance with all continued listing requirements of the Nasdaq Capital Market. The Company expects to submit such a compliance plan to the Nasdaq Staff on or before that date.

                               *  *  *

Statements in this release which are not historical facts are "forward looking statements" and "safe harbor statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including risks and/or uncertainties as described in the Company's public filings with the Securities and Exchange Commission.



CONTACT:   Michael G. Zybala, Assistant Secretary
           and Counsel, Telephone: (310) 466-7961